Exhibit 99.1
AGREEMENT
     Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

Dated: February 14, 2006	VENROCK ASSOCIATES

By: /s/ Anthony B. Evnin
Name: Anthony B. Evnin
Title: Managing General Partner

Dated: February 14, 2006	VENROCK ASSOCIATES III, L.P.

By: /s/ Anthony B. Evnin
Name: Anthony B. Evnin
Title: Managing General Partner

Dated: February 14, 2006	VENROCK ENTREPRENEURS FUND III, L.P.

By: /s/ Anthony B. Evnin
Name: Anthony B. Evnin
Title: Managing General Partner